                        CONTINGENT VALUE RIGHT AGREEMENT

                                   Dated as of

                               September 18, 2000

                                     between

                                   PRIMACOM AG

                                       and

                              CHASE SECURITIES INC.

                                as the CVR Agent

EXHIBIT A    -    Form of CVR Certificate
EXHIBIT B    -    Form of Election to Purchase CVR Certificates
EXHIBIT C    -    Certificate to be Delivered upon Exchange or Registration of
                  Transfer of CVRs
EXHIBIT D    -    Registration Rights

ANNEX A      -    Release Certificate (Sale)
ANNEX B      -    Release Certificate (Earn-In)
ANNEX C      -    Retirement Certificate
ANNEX D      -    Earn-In Progression

         CONTINGENT VALUE RIGHT AGREEMENT, dated as of September 18, 2000 (this "Agreement"), between PRIMACOM AG, a company organized under the laws of Germany (the "Company"), and CHASE SECURITIES INC., as CVR Agent (in such capacity, the "CVR Agent").


                              W I T N E S S E T H :


         WHEREAS, it is a condition to the obligations of the Lenders under the Senior Working Capital Agreement, dated as of September 18, 2000 (the "Credit Agreement"), among the Company, the Lenders from time to time parties thereto and Chase Manhattan International Limited, as Administrative Agent thereunder (in such capacity, the "Credit Agreement Agent"), that the Company execute and deliver this Contingent Value Right Agreement and the Contingent Value Right Escrow Agreement, dated the date hereof (the "Contingent Value Right Escrow Agreement"), between the Company and Chase Manhattan International Limited, as CVR Escrow Agent (in such capacity, the "CVR Escrow Agent"), granting contingent value rights ("CVRs") and to deposit with the CVR Escrow Agent thereunder certificates evidencing the CVRs (the "CVR Certificates") to require the Company until the Expiration Date to make a cash payment to the holder of each CVR equal to the difference between the market price of a share of Common Stock of the Company on the date of exercise of such CVR and 110% of the market price of a share of such Common Stock on the Release Date, as more fully described below;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

                            SECTION 1. Defined Terms

         1.1 Definitions.

         All terms defined in the Credit Agreement shall have such defined meanings when used herein or in any Exhibit unless otherwise defined herein or therein. As used in this Agreement, the following terms shall have the following meanings:

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Board" means the Supervisory Board of the Company (Aufsichtsrat).

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to close.

         "Combination" means an event in which the Company consolidates with, merges with or into, or sells all or substantially all its property and assets to another Person.

         "Common Stock" means the common stock, no par value, of the Company together with any other equity securities that may be issued by the Company in substitution therefor.

         "Contingent Value Payment" has the meaning ascribed thereto in Section 3.1.

         "Current Market Price" means, on any date, the greater of (1) the average of the most recently reported per share sale price of the Company's shares traded on the Nasdaq National Market for each Business Day during the period commencing 20 Business Days before such date and ending on the date one day prior to such date; and (2) the market price called for under a calculation under Rule 144A(d)(3)(i) of the Securities Act such that the exercise price (as referred to in Section 3.1) is an effective conversion premium equal to or greater than 10%.

         "CVR Certificates" means the certificates evidencing the CVRs to be delivered pursuant to this Agreement, substantially in the form of Exhibit A hereto.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means any Exchange Notes issued pursuant to the Credit Agreement and the Indenture.

         "Exercise Date Market Price" means, on any date, the most recently reported sale price of the Company's shares traded on the Nasdaq National Market on the date one day prior to such date.

         "Expiration Date" means the tenth anniversary of the Closing Date.

         "Holder" means the duly registered holder of a CVR under the terms of this Contingent Value Right Agreement and the Contingent Value Right Escrow Agreement.

         "Initial Maturity Date" means the date which is one year after the Closing Date.

         "Initial Lenders" means the Lenders parties to the Credit Agreement on the Closing Date.

         "Initial Loans" means the Initial Loans made pursuant to the Credit Agreement.

         "Loans" means the Initial Loans and the Term Loans.

         "Noteholders" means the Initial Lenders.

         "Note Purchaser" means any Person who has agreed to purchase Loans or Exchange Notes from a Noteholder.

         "Officer" means any two members of the executive committee of the Company (Vorstand).

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         "Release Certificate" means a certificate, substantially in the form attached hereto as Annex A or B, presented by a Noteholder to the CVR Agent in order to obtain release from escrow of some or all of the CVRs under the procedure described herein in Section 4.2 or 4.3.

         "Release Dates" means each date which is three months, six months, nine months and twelve months after June 30, 2001.

         "Release Ratio" means, for the purposes of any determination thereof on any date, the ratio of (i) the Commitment by an Initial Lender on the Closing Date to (ii) the aggregate of all Commitments on the Closing Date.

         "Replacement Warrants": shall have the meaning ascribed to such term in
Section 2.9.

         "Retirement Certificate" means a certificate substantially in the form attached hereto as Annex C, presented by the Company to the CVR Agent in order to obtain release of the CVRs from escrow under the procedure described herein in Section 4.5.

         "Rule 144" means Rule 144 promulgated under the Securities Act, as such Rule may be amended from time to time, or any successor rule or regulation hereinafter adopted by the SEC.

         "SEC" means the Securities and Exchange Commission (or any successor thereto).

         "Securities Act" means the Securities Act of 1933, as amended.

         "Strike Price" means, of any CVR, 110% of the Current Market Price of one share of common stock as of the date on which such CVR is released from escrow (as adjusted pursuant to Article 5 of this Agreement).

         "Term Loans" means any Term Loans made pursuant to the Credit
Agreement.

         "Transfer Restricted Securities" means the CVRs which may be issued to Holders upon exercise of the CVRs whether or not such exercise has been effected. Each such security shall cease to be a Transfer Restricted Security when the legend set forth in Section 2.5 is, or may be, removed pursuant to
Section 2.4(b)(v).

         "Voting Stock" of a corporation means all classes of capital stock of such corporation then outstanding and normally entitled to vote in the election of the Board.


         1.2 Other Definitions.

                                                                                     Defined in
         Term                                                                           Section
         -----                                                                       -----------
         "Agreement".................................................                 Preamble
         "Certificate Register"......................................                 2.3
         "Company"...................................................                 Preamble
         "Contingent Value Right Escrow Agreement"...................                 Recitals
         "Credit Agreement"..........................................                 Preamble
         "CSI".......................................................                 4.4
         "Current Market Value"......................................                 5.8
         "CVRs"......................................................                 Recitals
         "CVR Agent".................................................                 Preamble
         "CVR Escrow Agent"..........................................                 Recitals
         "Earn-In Release"...........................................                 4.3
         "Fair Value"................................................                 5.2
         "Release on Sale"...........................................                 4.2
          "Retirement Release".......................................                 4.5
         "Share Settlement Exercise".................................                 3.4
         "Successor Company".........................................                 5.5(a)
         "Time of Determination".....................................                 5.8

         1.3 Rules of Construction.

         Unless the text otherwise required.


         (a) a term has the meaning assigned to it;


         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;


         (c) "or" is not exclusive;


         (d) "including" means including, without limitation; and


         (e) words in the singular include the plural and words in the plural include the singular.


                          SECTION 2. CVR Certificates

         2.1 Issuance and Dating.

         The CVRs shall be initially granted conditionally on the Closing Date and the relevant CVR Certificates shall be deposited with the CVR Escrow Agent pursuant to the terms of the Contingent Value Right Escrow Agreement. The CVR Certificates will be issued in registered form as definitive CVR Certificates, substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Agreement. The CVR Certificates may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company) and shall bear the legend required by Section 2.5. Each CVR shall be dated the date of its countersignature.

         2.2 Execution and Countersignature.

         (a) With respect to the CVRs to be granted on the Closing Date, one or more CVR Certificates as specified by the Administrative Agent representing the CVRs shall be executed in blank on behalf of the Company by manual or facsimile signature by one Officer. The CVR Agent shall countersign such CVR Certificate(s) by manual or facsimile signature, and such CVR Certificate(s) shall be delivered in accordance with Section 2.1 hereof.

         (b) With respect to all other CVRs, the CVR Certificates therefor shall be executed on behalf of the Company by one Officer. Such signature may be manual or facsimile signature. If an Officer whose signature is on a CVR Certificate no longer holds that office at the time the CVR Agent countersigns the CVR Certificate, the CVR Certificate shall be valid nevertheless. A CVR Certificate shall not be valid until an authorized signatory of the CVR Agent manually countersigns the CVR Certificate. The signature shall be conclusive evidence that the CVR Certificate has been countersigned under this Agreement.

         (c) Upon written order from the CVR Agent, the Company shall execute and deliver to the CVR Agent, and the CVR Agent shall countersign and deliver to the CVR Escrow Agent, CVR Certificates registered in the name or names and for such number of CVRs as shall be specified by the CVR Agent in such order in exchange for CVR Certificate(s) then held by the CVR Escrow Agent for a like number of CVRs. To the extent the CVR Certificate(s) delivered by the CVR Escrow Agent to the CVR Agent represent a greater number of CVRs than specified in the order from the CVR Agent, the Company shall execute and deliver to the CVR Agent, and the CVR Agent shall countersign and deliver to the CVR Escrow Agent, CVR Certificates in blank for such excess number of CVRs to be held in escrow by the CVR Escrow Agent pursuant to the CVR Escrow Agreement.

         (d) The CVR Agent may appoint an agent reasonably acceptable to the Company to countersign the CVR Certificate on behalf of the CVR Agent. Unless limited by the terms of such appointment, such agent may countersign the CVR Certificate whenever the CVR Agent may do so. Each reference in this Agreement to countersignature by the CVR Agent includes by such agent.

         2.3 Certificate Register.

         The CVR Agent shall keep a register ("Certificate Register") of the CVR Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of CVRs evidenced on the face of each of the CVR Certificates. The Company and the CVR Agent may deem and treat the Person in whose name a CVR Certificate is registered as the absolute owner of such CVR Certificate for all purposes whatsoever and neither the Company nor the CVR Agent shall be affected by notice to the contrary.

         2.4 Transfer and Exchange.

         (a) When CVRs are presented to the CVR Agent with a request to register the transfer of such CVRs or to exchange such CVRs for an equal number of CVRs of other authorized denominations, the CVR Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the CVR Certificates representing such CVRs surrendered for transfer or exchange:

         (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the CVR Agent, duly executed by the Holder thereof or his attorney duly authorized in writing;


         (ii) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the CVR Agent, duly executed by the Holder thereof or his attorney duly authorized in writing; and


         (iii) in the case of CVRs that are Transfer Restricted Securities, shall be accompanied by the following additional information and documents:


            (A) a certificate from such Holder in substantially the form of
                Exhibit C hereto certifying that:


                (1) such securities are being delivered for registration in the name of such Holder without transfer;

                (2) such securities are being transferred to the Company;


                (3) such securities are being transferred pursuant to an
                    effective registration statement under the Securities Act;
                    or

                (4) such securities are being transferred (w) to a "qualified institutional buyer" ("QIB") as defined in Rule 144A under the Securities Act pursuant to such Rule 144A, (x) in an offshore transaction in accordance with Rule 904 under the Securities Act, (y) in a transaction meeting the requirements of Rule 144 under the Securities Act or (z) pursuant to another available exemption from the registration requirements of the Securities Act; and


            (B) in the case of any transfer described under clause
                (a)(iii)(A)(4)(x), (y) and (z) of this Section 2.4, evidence reasonably satisfactory to the CVR Agent and the Company (which may include an opinion of counsel) as to compliance with the restrictions set forth in the legend in Section 2.5.

     (b) (i) To permit registrations of transfers and exchanges meeting the requirements of clause (a) of this Section 2.4, the Company shall execute and the CVR Agent shall countersign CVR Certificates as required pursuant to the provisions of this Section 2.4.


         (ii) All CVR Certificates issued upon any registration of transfer or exchange of CVRs shall evidence the valid obligations of the Company, and benefits conferred under this Agreement, as the CVR Certificates surrendered upon such registration of transfer or exchange.


         (iii) Prior to due presentment of any CVR Certificate for registration of transfer of any CVR, the CVR Agent and the Company may deem and treat the Person in whose name any CVR is registered as the absolute owner of such CVR and neither the CVR Agent nor the Company shall be affected by notice to the contrary.


         (iv) No service charge shall be made to a Holder for any registration of transfer or exchange upon surrender of any CVR Certificate at the office of the CVR Agent maintained for that purpose. However, the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of CVR Certificates.


         (v) Upon any sale or transfer of CVRs pursuant to an effective registration statement under the Securities Act, pursuant to Rule 144(k) under the Securities Act or pursuant to an opinion of counsel reasonably satisfactory to the Company that no legend is required, the CVR Agent shall permit the Holder thereof to exchange such CVRs for CVRs represented by CVR Certificates that do not bear the legend set forth in Section 2.5 and rescind any restriction on the transfer of such CVRs.


     2.5 Legends.

     Except for CVR Certificates delivered pursuant to Section 2.4(b)(v) of this Agreement, each CVR Certificate evidencing the CVRs (and all CVR Certificates issued in exchange therefor or substitution thereof) and each certificate representing the CVR Shares (unless such CVR are not Transfer Restricted Securities) shall bear a legend in substantially the following form (with any appropriate modification for the CVR Shares):

     "THE CVRs HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CVR NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE

     HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CVR, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY;
     (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT; OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     2.6 Replacement Certificates.

     If a mutilated CVR Certificate is surrendered to the CVR Agent or if the Holder of a CVR Certificate claims that the CVR Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and the CVR Agent shall countersign a replacement CVR Certificate if the reasonable requirements of the CVR Agent and of Section 8-405 of the Uniform Commercial Code as in effect in the State of New York are met. If required by the CVR Agent or the Company, such Holder shall furnish an indemnity bond in favor of the Company and the CVR Agent sufficient in the judgment of the Company and the CVR Agent to protect the Company and the CVR Agent from any loss which either of them may suffer if a CVR Certificate is replaced. The Company and the CVR Agent may charge the Holder for their expenses in replacing a CVR Certificate. Every replacement CVR Certificate is an additional obligation of the Company.

     2.7 [INTENTIONALLY OMITTED].

     2.8 Cancellation.

     (a) In the event the Company shall purchase or otherwise acquire or extinguish CVRs, the CVR Certificates in respect thereof shall thereupon be delivered to the CVR Agent for cancellation.

     (b) The CVR Agent and no one else shall cancel and destroy all CVR Certificates surrendered for transfer, exchange, replacement, exercise or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the CVR Agent to deliver canceled CVR Certificates to the Company. The Company may not issue new CVR Certificates to replace CVR Certificates to the extent they evidence CVRs which have been exercised or CVRs which the Company has purchased or otherwise acquired.

     2.9 Replacement of CVRs. The Company agrees that as promptly as practicable after the date hereof, it will convene a shareholders meeting and a meeting of the Board, in each case, to approve, and do all such other acts that may be reasonably available to it to procure, the issue to the Holders of warrants (the "Replacement Warrants") with a maturity date falling on the tenth anniversary of the Closing Date to purchase up to an aggregate amount of 5% of the fully diluted Common Stock of the Company on the Closing Date adjusted in accordance with Section 5 with terms and conditions analogous in economic form to the terms and conditions hereof. Upon the issuance of the Replacement Warrants, the Replacement Warrants shall be substituted for and shall replace the CVRs then in issue at such time. Warrant certificates representing the Replacement Warrants to the Holders of the CVRs shall only be delivered against surrender of CVR Certificates.


                           SECTION 3. Exercise Terms


     3.1 Exercise Price.

     Each CVR shall initially entitle the Holder thereof, subject to adjustment pursuant to the terms of this Agreement, to require the Company to pay to it an amount equal to the difference between (a) the Exercise Date Market Price and
(b) the Strike Price with respect to one share of Common Stock (as the same may be adjusted pursuant to Article 5) (such difference, the "Contingent Value Payment").

     3.2 Exercise Periods.

     Subject to the terms and conditions set forth herein, each CVR shall entitle the Holder thereof to require the Company to make the Contingent Value Payment at any time or from time to time on or after the Closing Date and on or prior to the Expiration Date; provided, however, that CVRs that are held in escrow pursuant to the terms of the Contingent Value Right Escrow Agreement are not eligible for exercise unless and until they are released from escrow pursuant to the terms of the Contingent Value Right Agreement and this Agreement.

     3.3 Expiration.

     A CVR shall terminate and become void as of the earlier of (a) the close of business on the Expiration Date and (b) the time and date such CVR is exercised. The Company shall give notice not less than 90, and not more than 120, days prior to the Expiration Date to the Holders of all then outstanding CVRs to the effect that the CVRs will terminate and become void as of the close of business on the Expiration Date. The CVRs shall terminate and become void after the Expiration Date, notwithstanding the Company's failure to give such notice.

     3.4 Manner of Exercise.

     CVRs may be exercised by surrender to the CVR Agent of CVR Certificates on or before the Expiration Date. Immediately following such surrender, the CVR Agent shall give notice (each, a "Close-out Notice") to the Company of the surrender of such CVR Certificate. The Company shall either:

(a) within five days of the Close-out Notice, pay to the CVR Agent, for immediate onward transmission to the relevant Holder, the Contingent Value Payment, calculated by reference to, and due in respect of, the CVRs to which the CVR Certificates surrendered relate; or

(b) within fifteen days of the Close-out Notice, together with payment of such Contingent Value Payment (but subject to the set-off provision below), notify the CVR Agent that it wishes to effect settlement of the Contingent Value Payment by way of the issue of Common Stock of the Company to the relevant Holder, in which case, the Company shall procure the issue to such Holder of such number of shares of Common Stock in the Company as have an aggregate Exercise Date Market Price (determined as at the date of receipt of the Close-out Notice) equal to the Contingent Value Payment with respect to the number of shares underlying the CVRs being exercised within fifteen Business Days of receipt of the Close-out Notice, in which case, the relevant Holder shall (but subject to the set-off provision below) on the last day of such period of fifteen Business Days, pay to the Company an amount equivalent to the Contingent Value Payment made in respect of such CVRs.

Whether the Company shall perform its obligations in the manner described in paragraph (a) or paragraph (b) above shall be entirely at the option of the Company.

In the event that the Company elects to fulfill its obligations in the manner prescribed in paragraph (b) the Contingent Value Payment due from the Company to the relevant Holder may, at the option of the Company but not the Holder, be set-off against the payment due by the Holder against the issuance of Common Stock of the Company to the Holder in accordance with paragraph (b) above.

An exercise of a CVR in accordance with these provisions is herein referred to as a "Share Settlement Exercise". All provisions of this Agreement shall be applicable with respect to an exercise of CVR Certificates pursuant to a Share Settlement Exercise for less than the full number of CVRs represented thereby. Subject to Section 3.2, the rights represented by the CVRs shall be exercisable at the election of the Holders thereof either in full at any time or from time to time in part and in the event that a CVR Certificate is surrendered for exercise in respect of the Contingent Value Payment in respect of less than all the shares of Common Stock represented by such CVR Certificate at any time prior to the Expiration Date a new CVR Certificate in respect of the remaining shares represented thereby will be issued. The CVR Agent shall countersign and deliver the required new CVR Certificates, and the Company, at the CVR Agent's request, shall supply the CVR Agent with CVR Certificates duly signed on behalf of the Company for such purpose.


                     SECTION 4. Release of CVRs from Escrow

     4.1 Terms of Release.

     The CVRs created under the terms of this Agreement shall be released in whole or in part by the Escrow Agent only through one of the procedures described below in Section 4.2, 4.3, 4.4 or 4.5.

     4.2 Release on Transfer of Loans or Exchange Notes (a "Release on Sale").

     In the event that release of the CVRs from escrow becomes necessary to effectuate the sale by a Noteholder to a Note Purchaser of Loans or Exchange Notes at a price not greater than the principal amount thereof plus accrued and unpaid interest thereon, such Noteholder, if it so elects, may, following communication with the Company, obtain release of a portion of the CVRs in escrow by presenting the CVR Agent with a Release Certificate, substantially in the form attached hereto as Annex A. The number of CVRs to be released to any Noteholder shall not be greater than the product of (a) the total number of CVRs initially issued under this Agreement (as reduced by CVRs released pursuant to Section 4.4 hereof) and (b) the Release Ratio applicable to such Noteholder and subtracting from such product of (a) and (b) the total number of CVRs theretofore released to such Noteholder up to the time of such release pursuant to Section 4.2 and 4.3.

     4.3 Earn-In Release (an "Earn-In Release").

     In accordance with the provisions of this Section 4.3, over time, the Noteholders will become entitled to receive CVRs. The number of CVRs to which each Noteholder continuing to hold Loans or Exchange Notes will be entitled to receive under this Section 4.3 on each Release Date will be equal to a number calculated by taking the product of (a) the product of (i) a percentage, with credit for any portion of a period, initially 25% on the first Release Date, increasing on each Release Date thereafter to the applicable percentage set forth in Annex D hereto and (ii) the Release Ratio applicable to such Noteholder and (b) the total number of CVRs initially issued under this Agreement (as reduced by CVRs released pursuant to Section 4.4 hereof), and subtracting from such product of (a) and (b) the total number of CVRs theretofore released to that Noteholder up to the time of such Release Date pursuant to Section 4.2 and
4.3. In no event shall any Noteholder receive pursuant to Section 4.2 and this
Section 4.3 an amount of CVRs greater than a number equal to the product of (a) the Release Ratio applicable to such Noteholder and (b) the total number of CVRs initially issued under this Agreement reduced by CVRs released pursuant to
Section 4.4 hereof).

     At the time when a Noteholder becomes entitled to CVRs under this Section 4.3, the Noteholder may obtain release of those CVRs from escrow by presenting the CVR Agent with a Release Certificate, which shall be substantially in the form attached hereto as Annex B, requesting the release of the proportionate number of CVRs to the Noteholder. Such Release Certificates may be presented on any date on or after each Release Date, so long as on such date the Noteholder continued to hold Loans or Exchange Notes, and will entitle the Noteholder to receive the number of CVRs accrued as of the date such Release Certificate is presented to the CVR Agent. In the event that any Noteholder wishes to automatically receive its accrued CVRs upon each Release Date, it may elect to do so by checking the appropriate box on the first Release Certificate presented to the CVR Agent.

     4.4 Take-Out Release (a "Take-Out Release").

     (a) In the event of a refinancing of the Loans and/or Exchange Notes with the proceeds of the issuance of securities in a public or private offering in which Chase Securities Inc. ("CSI") or any of its affiliates is lead underwriter, initial purchaser or placement agent, if it shall be reasonably determined by CSI based on then prevailing market conditions and following communication with the Company that it is necessary and advisable to sell such securities with an equity based return component in order for the Company to sell such securities at par or otherwise permit the Company to receive net proceeds from the sale of such securities in an amount sufficient to repay in full all Initial Loans and Exchange Notes or to terminate the Commitments in respect thereof, all or any portion of the CVRs then in escrow, subject to any accrued rights of Noteholders pursuant to Section 4.3, may be released to CSI or such affiliate for sale with such securities upon delivery to the CVR Agent of a written certification by CSI or such affiliate stating that the Company and CSI or such affiliate have entered into an underwriting agreement or purchase agreement for the issuance of such securities with CVRs and setting forth the number of CVRs to be released pursuant to this Section 4.4(a) and stating that the release of such CVRs is necessary to sell such securities at par or to otherwise permit the Company to receive net proceeds from the sale of such securities in an amount sufficient to repay in full all Initial Loans and Exchange Notes or to terminate the Commitments in respect thereof.


     (b) Upon release of any CVRs pursuant to this Section 4.4, the rights of the Noteholders and the Company under this Article 4 shall automatically terminate.


     4.5 Retirement Release (a "Retirement Release").

     In the event that the Company retires or cancels all or any part of the Loans and Exchange Notes, the Company may obtain the release of all or an equivalent proportion of the CVRs then held in escrow (other than CVRs to which Noteholders would then be entitled under Section 4.3) by presenting a Retirement Certificate to the CVR Agent, substantially in the form affixed hereto as Annex C, whereupon the rights of each Noteholder and CSI to obtain further release of any CVRs pursuant to this Article 4 shall terminate proportionately.


     4.6 Release Procedures.

     Upon receipt by the CVR Agent of a Release Certificate or a certificate by CSI or any of its affiliates pursuant to Section 4.4 or a Retirement Certificate the CVR Agent will present such Certificate to the CVR Escrow Agent as contemplated by Section 2 of the Contingent Value Right Escrow Agreement. In the case of a Release Certificate, CVRs released from escrow will be registered in the name requested by the Noteholder or, in the case of a release pursuant to
Section 4.2, the Note Purchaser providing such Certificate and in the case of a certificate by CSI, in the name or names specified by CSI.

                       SECTION 5. Antidilution Provisions

     5.1 Changes in Common Stock.

     In the event that at any time or from time to time after the date hereof the Company shall (a) pay a dividend or make a distribution on its Common Stock in shares of its Common Stock or other shares of capital stock, (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (d) increase or decrease the number of shares of Common Stock outstanding, in each case, by reclassification of its Common Stock, then the Strike Price shall be adjusted so that, after giving affect to such adjustment, the Holder (or potential Holder, in the case of CVRs still in escrow) of each CVR shall be entitled to receive a Contingent Value Payment in an amount equal to the Contingent Value Payment that such holder would have been entitled to receive had such CVRs been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor). An adjustment made pursuant to this Section 5.1 shall become effective immediately after the effective date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

     5.2 Cash Dividends and Other Distributions.

     In the event that at any time or from time to time after the date hereof the Company shall distribute to holders of Common Stock (a) any dividend (other than non-extraordinary dividends payable out of current earnings and profits) or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other properties or securities or (b) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case set forth in (a) and (b), (i) any such dividend or distribution described in Section 5.1 or (ii) any rights, options, warrants or securities described in Section 5.3) then the number of shares of Common Stock with respect to which the Holder of a CVR shall be entitled to a Contingent Value Payment shall be increased to a number determined by multiplying the number of shares of Common Stock with respect to which a Contingent Value Payment would have been payable upon the exercise of such CVR immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such distribution, and the denominator of which shall be such Current Market Value per share of Common Stock less the sum of (x) any cash distributed per share of Common Stock and (y) the fair value (the "Fair Value") (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the CVR Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other property, warrants, options or subscription of purchase rights (notwithstanding the foregoing, if the Fair Value per share of Common Stock in the above formula equals or exceeds the Current Market Value per share of Common Stock in the above formula, then the Current Market Value per share of Common Stock shall be equal to the Fair Value per share of the Common Stock on the record date as determined in good faith by the Board and described in a Board resolution filed with the CVR Agent). Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this Section 5.2 if at the time of such distribution the Company makes the same distribution to Holders of CVRs as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such CVRs are exercisable (whether or not currently exercisable).

     5.3 Rights Issue.

     In the event that at any time or from time to time after the date hereof the Company shall issue, sell, distribute or otherwise grant any rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any securities convertible or exchangeable into, Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock or stock or securities convertible into Common Stock, whether or not immediately exercisable, convertible or exchangeable, as the case may be, and the price per share of Common Stock issuable upon exercise, conversion or exchange thereof is lower at the record date for such issuance than the then Current Market Value per share of Common Stock, then the number of shares of Common Stock thereafter with respect to which the Holder of a CVR shall be entitled to a Contingent Value Payment shall be increased to a number determined by multiplying the number of shares of Common Stock with respect to which a Contingent Value Payment would have been payable upon the exercise of such CVR immediately prior to the date of issuance of such rights, options, warrants or securities by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities are convertible or exchangeable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which could be purchased at the Current Market Value with the aggregate consideration received through issuance of such rights, warrants, options, or convertible securities. Such adjustment shall be made whenever such rights, options or warrants are issued and shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. Notwithstanding any other provision of this Section 5.3, the number of shares of Common Stock with respect to which the Holder of a CVR shall be entitled to a Contingent Value Payment upon exercise of any CVR shall not be adjusted pursuant to this Section
5.3 in connection with the issuance or sale of rights, options, warrants or convertible or exchangeable securities in connection with: (a) a firm committed underwritten public offering of rights, or convertible or exchangeable securities by the Company, (b) a private placement of rights or convertible or exchangeable securities by the Company in which at least 50% of the securities being issued are issued to Persons who are not Affiliates of the Company or any holder of Common Stock or (c) the issuance or grant of rights or options after the date hereof to the Company's or any of its Subsidiaries' employees, officers, directors, consultants or advisors under bona fide benefit plans adopted by the Board and approved by the holders of Common Stock when required by law, if the number of shares of Common Stock underlying such rights and options do not exceed 5% of the Common Stock outstanding on the date of this Agreement.

     If the Company at any time shall issue two or more securities as a unit and one or more of such securities shall be rights, options or warrants for or securities convertible or exchangeable into, Common Stock subject to this
Section 5.3, the consideration allocated to each such security shall be determined in good faith by the Board.

     5.4 Issuance of Additional Shares of Common Stock.

     In the event that at any time or from time to time after the date hereof the Company shall issue or sell any additional shares of Common Stock for consideration in an amount per additional share of Common Stock less than the Current Market Value, then the number of shares of Common Stock thereafter with respect to which the Holder of a CVR shall be entitled to a Contingent Value Payment upon the exercise of each CVR shall be increased to a number determined by multiplying the number of shares of Common Stock with respect to which the Holder of a CVR shall be entitled to a Contingent Value Payment upon the exercise of each CVR immediately prior to such issue or sale by a fraction the numerator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale, and the denominator of which shall be the sum of (i) the number of shares of Common Stock outstanding immediately prior to such issue or sale, and (ii) the number of shares of Common Stock which could be purchased at the Current Market Value with the aggregate consideration received from the issuance or sale of the additional shares of Common Stock. For the purposes of this Section 5.4, the date as of which the Current Market Value per share of Common Stock shall be computed shall be the earlier of (x) the date on which the Company shall enter into a firm contract for the issuance of such additional shares of Common Stock or (y) the date of actual issuance of such additional shares of

Common Stock. Notwithstanding any other provision of this Section 5.4, the number of shares of Common Stock with respect to which the Holder of a CVR shall be entitled to a Contingent Value Payment upon exercise of any CVR shall not be adjusted pursuant to this Section 5.4 as a result of the issuance or sale of Common Stock in connection with: (a) a bona fide firm commited underwritten public offering of Common Stock of the Company, (b) a private placement transaction in which at least 50% of the shares of Common Stock being issued are issued to Persons who are not Affiliates of the Company or any holder of Common Stock, (c) a transaction to which Section 5.1, 5.2 or 5.3 is applicable, (d) the exercise of the CVRs, (e) the exercise of rights or options issued to the Company's or any of its Subsidiaries' employees, officers, directors, consultants or advisors under bona fide benefit plans adopted by the Board and approved by the holders of Common Stock when required by law, if such Common Stock would otherwise be covered by this Section 5.4 (but only to the extent, in the case of rights or options granted after the date hereof, that the aggregate number of shares excluded hereby does not exceed 5% of the Common Stock outstanding on the date of this Agreement) or (f) Common Stock issued to stockholders of any Person that is not an Affiliate of the Company and that merges with the Company in proportion to their stock holdings of such Person immediately prior to such merger.

     5.5 Combination; Liquidation.

     (a) Except as provided in Section 5.5(b), in the event of any Combination, the Holders shall have the right to receive upon exercise of the CVRs Contingent Value Payments with respect to the number of shares of capital stock or other securities or property which such Holder would have been entitled to receive upon or as a result of such Combination had such CVR been exercised immediately prior to such event. Unless paragraph (b) is applicable to a Combination, the Company shall provide that the surviving or acquiring Person (the "Successor Company") in such Combination will enter into an agreement with the CVR Agent confirming the Holders' rights pursuant to this Section 5.5(a) and providing for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 5. The provisions of this Section 5.5(a) shall similarly apply to successive Combinations involving any Successor Company.


     (b) In the event of (i) a Combination where consideration to holders of Common Stock in exchange for their shares is payable solely in cash, or (ii) the dissolution, liquidation or winding-up of the Company, then the Holders of the CVRs will be entitled to receive distributions on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the CVRs, as if the CVRs had been exercised immediately prior to such event, less clause
(b) of the definition of Contingent Value Payment.


     In case of any Combination described in this Section 5.5(b), the surviving or acquiring Person and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deposit promptly with the CVR Agent the funds, if any, necessary to pay to the holders of the CVRs the amounts to which they are entitled as described above. After such funds and the surrendered CVR Certificates are received, the CVR Agent shall make payment to the Holders by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such Person or Persons as it may be directed in writing by the Holders surrendering such CVRs.

     5.6 Tender Offers: Exchange Offers.

     In the event that the Company or any subsidiary of the Company shall purchase shares of Common Stock pursuant to a tender offer or an exchange offer for a price per share of Common Stock that is greater than the then Current Market Value per share of Common Stock in effect at the end of the trading day immediately following the day on which such tender offer or exchange offer expires, then the number of shares of Common Stock thereafter with respect to which the Holder of a CVR shall be entitled to a Contingent Value Payment upon the exercise of each CVR shall be increased to a number determined by multiplying the number of shares of Common Stock with respect to which the Holder of a CVR shall be entitled to a Contingent Value Payment upon the exercise of such CVR immediately prior to such purchase by a fraction the numerator of which shall be the sum of (x) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of all shares of Common Stock validly tendered or exchanged and not withdrawn as of the expiration time of such tender offer or exchange offer (the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less the Purchased Shares) at the expiration time of such offer or exchange offer and the first reported sales price of the Common Stock on the trading day immediately following the day on which such tender offer or exchange offer expires and the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the expiration time of such tender offer or exchange offer multiplied by the first reported sales price of the Common Stock on the trading day immediately following the day on which such tender offer or exchange offer expires, such increase to become effective immediately prior to the opening of business on the day immediately following the day on which such tender offer or exchange offer expires.

     5.7 Other Events.

     If any event occurs as to which the foregoing provisions of this Article 5 are not strictly applicable or, if strictly applicable, would not, in the good faith judgment of the Board, fairly and adequately protect the purchase rights of the CVRs in accordance with the essential intent and principles of such provisions, then such Board shall make such adjustments in the application of such provisions, in accordance with such essential intent and principles, as shall be reasonably necessary, in the good faith opinion of such Board, to protect such purchase rights as aforesaid, but in no event shall any such adjustment have the effect of decreasing the amount of the Contingent Value Payments payable upon exercise of this CVR.

     5.8 Current Market Value.

     For the purpose of any computation of Current Market Value under this
Section 5 , the "Current Market Value" per share of Common Stock at any date shall be the average of the daily closing prices for the shorter of (i) the 20 consecutive trading days ending on the last full trading day on the exchange or market specified in the second succeeding sentence prior to the Time of Determination (as defined below) and (ii) the period commencing on the date next succeeding the first public announcement of the issuance, sale, distribution or granting in question through such last full trading day prior to the Time of Determination. The term "Time of Determination" as used herein shall be the time and date of the earlier to occur of (A) the date as of which the Current Market Value is to be computed and (B) the last full trading day on such exchange or market before the commencement of

"ex-dividend" trading in the Common Stock relating to the event giving rise to the adjustment required by this Section 5. The closing price for any day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case (1) on the principal national securities exchange on which the shares of Common Stock are listed or to which such shares are admitted to trading or (2) if the Common Stock is not listed or admitted to trading on a national securities exchange, in the over-the-counter market as reported by the Nasdaq National Market or any comparable system or (3) if the Common Stock is not listed on the Nasdaq National Market or a comparable system, as furnished by two members of the NASD selected from time to time in good faith by the Board for that purpose. In the absence of all of the foregoing, or if for any other reason the Current Market Value per share cannot be determined pursuant to the foregoing provisions of this Section 5.8, the Current Market Value per share shall be the (x) the fair market value thereof determined in good faith in the most recently completed arms'-length transaction between the Company and a person other than an Affiliate of the Company and the closing of which occurs on such date or shall have occurred within the three months preceding such date or (y) if no transaction shall have occurred on such date or within such three-month period, the fair market value thereof as determined by an investment bank of nationally recognized standing selected by the Company and acceptable to the CVR Agent. The Company shall pay the fees and expenses of any investment bank involved in the determination of Current Market Value.

     5.9 Superseding Adjustment.

     Upon the expiration of any rights, options, warrants or conversion or exchange privileges which resulted in the adjustments pursuant to this Article 5, if any thereof shall not have been exercised, the number of shares of Common Stock with respect to a which Contingent Value shall be payable upon the exercise of each CVR shall be readjusted as if (a) the only shares of Common Stock issuable upon exercise of such rights, options, warrants, conversion or exchange privileges were the shares of Common Stock, if any, actually issued upon the exercise of such rights, options, warrants or conversion or exchange privileges and (b) shares of Common Stock actually issued, if any, were issuable for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges whether or not exercised; provided, however, that no such readjustment shall (except by reason of an intervening adjustment under Section 5.1) have the effect of decreasing the number of shares of Common Stock with respect to a which Contingent Value shall be payable upon the exercise of each CVR by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

     5.10 Minimum Adjustment.

     The adjustments required by the preceding Sections of this Article 5 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the number of shares of Common Stock with respect to a which Contingent Value shall be payable upon exercise of CVRs that would otherwise be required shall be made (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 5.1) unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the number of shares of Common Stock with respect to a which Contingent Value shall be payable upon exercise of CVRs immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article 5 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article 5, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

     5.11 Notice of Adjustment.

     Whenever the number of shares of Common Stock and other property, if any, with respect to which a Contingent Value Payment shall be payable upon exercise of CVRs is adjusted, as herein provided, the Company shall deliver to the CVR Agent a certificate of a firm of independent accountants (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the Board determined the fair market value of any evidences of indebtedness, other securities or property or warrants or other subscription or purchase rights), and specifying the number of shares of Common Stock with respect to which a Contingent Value Payment shall be payable upon exercise of CVRs after giving effect to such adjustment. The CVR Agent shall promptly mail a copy of such certificate to each Holder in accordance with Section 8.5. The CVR Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The CVR Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Contingent Value Payment or any component thereof or the number of shares of Common Stock or other stock or property, with respect to which a Contingent Value Payment shall be payable on exercise of the CVRs, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock.

     5.12 Notice of Certain Transactions.

     In the event that the Company shall propose (a) to pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, (b) to offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) to effect any reclassification of its Common Stock, capital reorganization or Combination or
(d) to effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or in the event of a tender offer or exchange offer described in Section 5.6, the Company shall within five Business Days send to the CVR Agent and the Credit Agreement Agent and the CVR Agent shall within five Business Days thereafter send the Holders a notice (in such form as shall be furnished to the CVR Agent by the Company) of such proposed action or offer, such notice to be mailed by the CVR Agent to the Holders at their addresses as they appear in the Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, purchasable upon exercise of each CVR after giving effect to any adjustment which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and, in the case of any action covered by clause (a) or (b) above, at least ten days prior to the record date for determining holders of the Common Stock for purposes of such action and, in the case of any other such action, at least 15 Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

     5.13 Adjustment to CVR Certificate.

     The form of CVR Certificate need not be changed because of any adjustment made pursuant to this Article 5, and CVR Certificates issued after such adjustment may state the same number of shares of Common Stock as are stated in any CVR Certificates issued prior to the adjustment. The Company, however, may at any time in its sole discretion make any change in the form of CVR Certificate that it may deem appropriate to give effect to such adjustments and that does not affect the substance of the CVR Certificate, and any CVR Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding CVR Certificate or otherwise, may be in the form as so changed.

                          SECTION 6. RIGHTS OF HOLDERS

     The Holders of the CVRs shall be entitled to the registration rights set forth in Exhibit D hereto.

                              SECTION 7. CVR Agent


     7.1 Appointment of CVR Agent.

     The Company hereby appoints the CVR Agent to act as agent for the Company in accordance with provisions of this Agreement and the CVR Agent hereby accepts such appointment.

     7.2 Rights and Duties of CVR Agent.

     (a) In acting under this Contingent Value Right Agreement and in connection with the CVR Certificates, the CVR Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the holders of CVR Certificates or beneficial owners of CVRs.


     (b) The CVR Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.


     (c) The CVR Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any CVR Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.


     (d) The CVR Agent shall be obligated to perform only such duties as are herein and in the CVR Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the CVR Certificates against the CVR Agent. The CVR Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The CVR Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the CVR Certificates countersigned by the CVR Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the CVRs. The CVR Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the CVR Certificates or in the case of the receipt of any written demand from a Holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.


     (e) The CVR Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock with respect to which a Contingent Value Payment shall be payable upon exercise of each CVR or with respect to the nature or extent of any adjustment when made, or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The CVR Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any CVR or upon any adjustment pursuant to Article 5, and it makes no representation with respect thereto. The CVR Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any CVR Certificate for the purpose of exercise or upon any adjustment pursuant to Article 5, or to comply with any of the covenants of the Company contained in
Article 5.


     7.3 Individual Rights of CVR Agent.

     The CVR Agent and any stockholder, director, officer or employee of the CVR Agent may buy, sell or deal in any of the CVRs or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the CVR Agent under this Agreement. Nothing herein shall preclude the CVR Agent from acting in any other capacity for the Company or for any other legal entity.

     7.4 CVR Agent's Disclaimer.

     The CVR Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the CVR Certificates and it shall not be responsible for any statement in this Agreement or the CVR Certificates other than its countersignature thereon.

     7.5 Compensation and Indemnity.

     The Company and the CVR Agent have entered into an agreement pursuant to which the Company agrees to pay the CVR Agent from time to time reasonable compensation for its services and to reimburse the CVR Agent upon request for all reasonable out-of-pocket expenses incurred by it, including the reasonable compensation and expenses of the CVR Agent's agents and counsel. The Company shall indemnify the CVR Agent against any loss, liability or expense (including agents' and attorneys' fees and expenses) incurred by it without willful misconduct, gross negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The CVR Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnify against any loss or liability incurred by the CVR Agent through wilful misconduct, gross negligence or bad faith. The Company's payment obligations pursuant to this Section 7.5 shall survive the termination of this Agreement.

     7.6 Successor CVR Agent.

     (a) The Company agrees for the benefit of the Holders that there shall at all times be a CVR Agent hereunder until all the CVRs have been exercised or are no longer exercisable.


     (b) The CVR Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 30 days after the date on which such notice is given unless the Company otherwise agrees. The CVR Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 30 days after such notice is given unless the CVR Agent otherwise agrees. Any removal under this Section 7.6 shall take effect upon the appointment by the Company as hereinafter provided of a successor CVR Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor CVR Agent.


     (c) In case at any time the CVR Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under national, or federal bankruptcy laws, as now or hereafter constituted, or under any other applicable national, federal or state bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the CVR Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the CVR Agent in an involuntary case under the national or federal bankruptcy laws, as now or hereafter constituted, or any other applicable national, federal or state bankruptcy, insolvency or similar law; or a decree order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the CVR Agent or of its property or affairs, or any public officer shall take charge or control of the CVR Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor CVR Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor CVR Agent. Upon the appointment as aforesaid of a successor CVR Agent and acceptance by the successor CVR Agent of such appointment, the CVR Agent shall cease to be CVR Agent hereunder; provided, however, that in the event of the resignation of the CVR Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the CVR Agent's notice of resignation and (ii) the appointment and acceptance of a successor CVR Agent hereunder.

     (d) Any successor CVR Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor CVR Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor (save to the extent of any accrued liabilities which shall continue to bind the outgoing CVR Agent) with like effect as if originally named as CVR Agent hereunder, and such predecessor, upon payment of sums owing to it hereunder then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor CVR Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as CVR Agent hereunder.


     (e) Any corporation into which the CVR Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the CVR Agent shall be a party, or any corporation to which the CVR Agent shall sell or otherwise transfer all or substantially all the assets and business of the CVR Agent, provided that it shall be qualified as aforesaid, shall be the successor CVR Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

                            SECTION 8. Miscellaneous

     8.1 Reports

     (a) As soon as any CVR becomes outstanding, the Company shall provide the CVR Agent and Holders with such financial statements and reports as are distributed to holders of Common Stock generally.


     (b) The Company hereby agrees with each Holder, for so long as any CVRs remain outstanding and during any period in which the Company is not subject to
Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to any Holder or beneficial owner of CVRs in connection with any sale thereof and any prospective purchaser thereof from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales pursuant to Rule 144A.

     8.2 Persons Benefitting.

     Nothing in this Agreement is intended or shall be construed to confer upon any Person other than the Company, the CVR Agent and the Holders any right, remedy or claim under or by reason of this agreement or any part hereof.

     8.3 Rights of Holders.

     Holders of unexercised CVRs are not, for the avoidance of doubt, entitled
(a) to receive dividends or other distributions, (b) to receive notice of or vote at any meeting of the stockholders of the Company, (c) to consent to any action of the stockholders of the Company, (d) to receive notice of any other proceedings of the Company or (e) to exercise any other rights as stockholders of the Company.

     8.4 Amendment.

     This Agreement may be amended by the parties hereto without the consent of any Holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or making any other provisions with respect to matters or questions arising under this Agreement as the Company and the CVR Agent may deem necessary or desirable; provided, however, that such action shall not affect adversely the rights of the Holders. Any amendment or supplement to this Agreement (including any Exhibit hereto) that has or would have an adverse effect on the interests of the Holders shall require the written consent of the Holders of a majority of the outstanding CVRs or, if no CVRs are outstanding, the Initial Lenders in each case, by value. The consent of each Holder affected shall be required for any amendment pursuant to which the Contingent Value Payment would be decreased or the number of Shares of Common Stock with respect to which a Contingent Value Payment shall be payable upon exercise of CVRs would be decreased (other than pursuant to adjustments provided herein). In determining whether the Holders of the required number of CVRs have concurred in any direction, waiver or consent, CVRs owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the CVR Agent shall be protected in relying on any such direction, waiver or consent, only CVRs which the CVR Agent knows are so owned shall be so disregarded. Also, subject to the foregoing, only CVRs outstanding at the time shall be considered in any such determination.

     8.5 Notices.

     Any notice or communication shall be in writing and delivered in Person or mailed by first-class mail addressed as follows:


    if to the Company:                 PrimaCom AG
                                       Hegelstrabe 61
                                       55122 Mainz
                                       Germany
                                       Attention: Corporate Counsel


       with a copy to:
                                       Baker & McKenzie

                                       100 New Bridge Street
                                       London EC4V 6JA
                                       Attention:  Mitchell Gitin
                                       Telecopy: +44-(0)20-919-1999

  if to the CVR Agent:

                                       Chase Securities Inc.
                                       270 Park Avenue
                                       New York, New York

  if to the Credit Agreement Agent:

                                       Chase Manhattan International Limited
                                       125 London Wall
                                       London EC2Y 5AJ
                                       Attention: Ann B. Kearns
                                       Telecopy: +44 (0) 207 777 7493

     The Company or the CVR Agent or the Credit Agreement Agent by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to the Holder at the Holder's address as it appears on the Certificate Register and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

     8.6 GOVERNING LAW.

     THIS AGREEMENT AND THE CVR CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     8.7 Successors.

     All agreements of the Company in this Agreement and the CVR Certificates shall bind its successors. All agreements of the CVR Agent in this Agreement shall bind its successors.

     8.8 Counterparts.

     This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     8.9 Table of Contents.

     The table of contents and headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     8.10 Severability.

     The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                       PRIMACOM AG

                                       ------------------------------------
                                       By:
                                           Name:
                                           Title:


                                       CHASE SECURITIES INC., as CVR
                                        Agent

                                       ------------------------------------
                                       By:
                                           Name:
                                           Title:

                                                                      EXHIBIT A
                                                                             TO
                                               CONTINGENT VALUE RIGHT AGREEMENT

                        [FORM OF FACE OF CVR CERTIFICATE]

THE CVRs HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CVR NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER HEREOF, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CVR, UNLESS PREVIOUSLY REGISTERED UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY; (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE); (C) TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A; (D) PURSUANT TO AN OFFSHORE TRANSACTION COMPLYING WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT: OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.


No.  __                                               Certificate for ___ CVRs


     THIS CERTIFIES THAT, ____________, or its registered assigns, is the registered holder of the number of CVRs set forth above (the "CVRs"). Each CVR entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Contingent Value Right Agreement referred to below, to require PrimaCom AG, a company organized under the laws of Germany ("the Company"), to pay to the Holder an amount equal to the difference between
(a) the Exercise Date Market Price and (b) 110% of the Current Market Price one share of Common Stock, no par value, of the Company (the "Common Stock") on the date on which the CVRs are released from escrow, unless, at the option of the Company, the Company instead effects a Share Settlement Exercise. This CVR Certificate shall terminate and become void as of the close of business on September 18, 2010 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares with respect to which the Contingent Value Payment shall be payable upon exercise of the CVRs and the Contingent Value Payment per share shall be subject to adjustment from time to time as set forth in the Contingent Value Right Agreement. "Current Market Price" shall mean, on any date, the greater of (1) the average of the last reported sale price of the Company's shares traded on the Nasdaq National Market for each business day during the period commencing 20 business days before such date and ending on the date one day prior to such date; and (2) the market price called for under a calculation under Rule 144A(d)(3)(i) of the Securities Act.

     This CVR Certificate is issued under and in accordance with a Contingent Value Right Agreement dated as of September 18, 2000 (the "Contingent Value Right Agreement"), between the Company and Chase Securities Inc. (the "CVR Agent", which term includes any successor CVR Agent under the Contingent Value Right Agreement), and is subject to the terms and provisions contained in the Contingent Value Right Agreement, to all of which terms and provisions the Holder of this CVR Certificate consents by acceptance hereof. The Contingent Value Right Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Contingent Value Right Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the CVR Agent and the Holders of the CVRs. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Contingent Value Right Agreement. A copy of the Contingent Value Right Agreement may be obtained for inspection by the Holder hereof upon written request to the CVR Agent at Chase Securities Inc. [Address].

     Subject to the terms of the Contingent Value Right Agreement, the CVRs may be exercised in whole or in part by surrender of this CVR Certificate with the form of election to exercise CVRs attached hereto duly executed to the CVR Agent at the office of the CVR Agent.

     As provided in the Contingent Value Right Agreement and subject to the terms and conditions therein set forth, the CVRs shall be exercisable at any time from and after they have been released from escrow under the terms of the Contingent Value Right Agreement; provided, however, that no CVR shall be exercisable after the Expiration Date.

     The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with the transfer or exchange of the CVR Certificates pursuant to Section 2.4 of the Contingent Value Right Agreement but not for any exchange or original issuance (not involving a transfer) with respect to temporary CVR Certificates, the exercise of the CVRs.

     Upon any partial exercise of the CVRs, there shall be countersigned and issued to the Holder hereof a new CVR Certificate in respect of the shares of Common Stock as to which the CVRs shall not have been exercised. This CVR Certificate may be exchanged at the office of the CVR Agent by presenting this CVR Certificate properly endorsed with a request to exchange this CVR Certificate for other CVR Certificates evidencing an equal number of CVRs.

     The CVRs do not entitle any holder hereof to any of the rights of a stockholder of the Company. All shares of Common Stock issuable by the Company upon Cashless Exercise of the CVRs shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

     The holder in whose name the CVR Certificate is registered may be deemed and treated by the Company and the CVR Agent as the absolute owner of the CVR Certificate for all purposes whatsoever and neither the Company nor the CVR Agent shall be affected by notice to the contrary.

     This CVR Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the CVR Agent.

[-------------------------------]


By _____________________________


[SEAL]


Attest: ___________________________
                  Secretary


DATED:

Countersigned:
CHASE SECURITIES INC.
as CVR Agent


By _________________________________
         Authorized Signatory

                                                                     EXHIBIT B
                                                                            TO
                                              CONTINGENT VALUE RIGHT AGREEMENT


                        FORM OF ELECTION TO EXERCISE CVRs
                   (to be executed only upon exercise of CVRs)

                               [                  ]


     The undersigned hereby irrevocably elects to exercise [ _______ ] CVRs to require PrimaCom AG to pay to the undersigned an amount equal to the difference between (a) the Exercise Date Market Price and (b) 110% of the Current Market Price (as the same may be adjusted pursuant to Article 5 of the Contingent Value Right Agreement), on the terms and conditions specified in the within CVR Certificate and the Contingent Value Right Agreement therein referred to, surrenders this CVR Certificate and all right, title and interest therein to PrimaCom AG, and directs that the proceeds payable upon the exercise of such CVRs be paid to the undersigned by wire transfer or certified check as specified below.

Date:  ________________, ____


_______________________________1
                                (Signature of Owner)


________________________________
                                (Street Address)


                                ______________________________________
                                (City)    (State)    (Zip Code)


                                Signature Guaranteed by:


                                ______________________________________


Check to be issued to:

Please insert social security or identifying number:














______________________________________

       Name:

       Street Address:

       City, State and Zip Code:

Any unexercised CVRs evidenced by the within CVR Certificate to be issued to:

       Please insert social security or identifying number:

       Name:

       Street Address:

       City, State and Zip Code:

                                                                      EXHIBIT C
                                                                             TO
                                               CONTINGENT VALUE RIGHT AGREEMENT


The following exchanges of a part of this Global CVR for definitive CVRs have been made:


                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
                        REGISTRATION OF TRANSFER OF CVRs

Re:  CVRs of PrimaCom AG (the "Company")

     This Certificate relates to __________ CVRs held in definitive form by _______________ (the "Transferor").

     The Transferor has requested the CVR Agent by written order to exchange or register the transfer of a CVR or CVRs. In connection with such request and in respect of each such CVR, the Transferor does hereby certify that the Transferor is familiar with the Contingent Value Right Agreement relating to the above captioned CVRs and that the transfer of this CVR does not require registration under the Securities Act of 1933 (the "Securities Act"), because(1):

     [ ] Such CVR is being acquired for the Transferor's own account without transfer.

     [ ] Such CVR is being transferred to the Company.

     [ ] Such CVR is being transferred in a transaction meeting the requirements of Rule 144 under the Securities Act.

     [ ] Such CVR is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

     [ ] Such CVR is being transferred pursuant to an offshore transaction in accordance with Rule 904 under the Securities Act.

     [ ] Such CVR is being transferred pursuant to another available exemption from the registration requirements under the Securities Act.

     The CVR Agent and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.




-------------

1.   Please check applicable box.

                                       [INSERT NAME OF TRANSFEROR]



                                       by ________________________


Date: ____________________

                                                                        ANNEX A


                           Release Certificate (Sale)


     As an authorized representative of __________________, an Initial Lender and the holder (the "Holder") of euro____________ principal amount of Indebtedness of PrimaCom AG in the form of Initial Loans, Term Loans or Exchange Notes, the undersigned hereby certifies (i) that the Holder intends to engage in a bona fide arms-length transaction for the sale of such Indebtedness; and (ii) that in order to effectuate the sale of such Initial Loans, Term Loans or Exchange Notes at a price not greater than the unpaid principal amount thereof plus accrued and unpaid interest thereon, it will be necessary to accompany the transfer thereof with a transfer of CVRs now being held in escrow by Chase Manhattan International Limited (the "CVR Escrow Agent").

     Upon receipt of this duly completed Release Certificate, the CVR Escrow Agent is hereby instructed to release to the Holder ______ CVRs, as provided under Section 4.2 of the Contingent Value Right Agreement between PrimaCom AG and Chase Securities Inc., dated as of September 18, 2000. All such CVRs will be transferred with Initial Loans, Term Loans or Exchange Notes to the purchaser thereof.


Date: _____________________            ______________________________
                                       Authorized Representative

                                                                        ANNEX B


                          Release Certificate (Earn-In)


     As an authorized representative of, an Initial Lender and a holder (the "Holder") of Indebtedness of PrimaCom AG in the form of Initial Loans, Term Loan, or Exchange Notes, the undersigned hereby certifies (i) that on the Closing Date Holder was an Initial Lender of Initial Loans; and (ii) as of the most recent Release Date occurring on or prior to the date of this Release Certificate, Holder continued to be the owner of Initial Loans, Term Loans or Exchange Notes.

     Upon receipt of this duly completed Release Certificate, the CVR Escrow Agent is hereby instructed to release to the Holder _________ CVRs, as provided under Section 4.3 of the Contingent Value Right Agreement between PrimaCom AG and Chase Securities Inc. dated as of September 18, 2000.



[ ] By checking this box, the undersigned hereby further declares that the Holder wishes to automatically receive accrued CVRs due to the Holder upon each future Release Date, and instruct the CVR Escrow Agent to mail such accrued CVRs to the Holder at the Holder's address of record after each Release Date.


Date: _____________________            ______________________________
                                       Authorized Representative

                                                                        ANNEX C


                        Release Certificate (Retirement)


     As an authorized representative of _______________, I hereby certify that PrimaCom AG (the "Company") has retired or cancelled [the entire][euro____] principal amount, including accrued interest thereon, of the indebtedness represented by the Initial Loans and/or the Term Loans issued under the Agreement referred to below and any Exchange Notes of the Company issued in exchange for such Term Loans. The undersigned therefore requests that Chase Manhattan International Limited, as CVR Escrow Agent release [any] [ ] unearned CVRs for the Common Stock of the Company remaining in escrow as of the date thereof, and deliver such CVRs to Chase Securities Inc. (the "CVR Agent") for cancellation.

Date: _____________________            ______________________________

                                       By:___________________________

                  As the authorized representative of Chase Manhattan International Limited, which serves as the Administrative Agent under the terms of the Senior Working Capital Credit Agreement (the "Agreement") dated as of September 18, 2000 among the Company and the several lenders parties thereto and Chase Manhattan International Limited, as Administrative Agent, I hereby certify that the Company has retired or cancelled [the entire] [euro ] amount, including principal, accrued interest and fees thereon, of the indebtedness incurred under the terms of the Agreement and any Exchange Notes issued in exchange therefor, and is therefore entitled to the release of [all] [euro ____ ] of the remaining unearned CVRs for the Common Stock of PrimaCom AG from Escrow.


Date: _____________________            ______________________________

                                       By:___________________________

                                                                        ANNEX D



     Column A                                               Column B
     --------                                               --------
Three Months After June 30, 2001                               25%

Six Months After June 30, 2001                                 50%

Nine Months After June 30, 2001                                75%

Twelve Months After June 30, 2001                             100%